Exhibit 10.8(a)

AMENDMENT TO
SEABULK INTERNATIONAL, INC.
EXECUTIVE DEFERRED COMPENSATION PLAN

     WHEREAS, SEABULK INTERNATIONAL, INC. (the “Company”) has heretofore adopted the SEABULK INTERNATIONAL, INC. EXECUTIVE DEFERRED COMPENSATION PLAN (the “Plan”); and

     WHEREAS, the Company desires to amend the Plan’s restricted stock unit adjustment provisions;

     WHEREAS, the Company also desires to amend the Plan’s termination provisions; and

     WHEREAS, the Compensation Committee of the Board of Directors of the Company has authorized this amendment on April 18, 2005.

     NOW, THEREFORE, the Plan shall be amended as follows, effective as of April 18, 2005:

I.	Section 4.8 of the Plan shall be deleted and replaced with the following:

“4.8	In the event of stock dividends, spin offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events, the number or type of shares or other property in which RSUs are deemed to be invested shall be adjusted appropriately by the Deferred Compensation Committee, as determined in its sole discretion. The Deferred Compensation Committee may, in its sole discretion, make such other adjustments to the operation of this Article 4 as it determines to be appropriate to reflect an adjustment made pursuant to the preceding sentence.”

II.	The following shall be added to the end of Section 4.9 of the Plan:

“Notwithstanding the foregoing or any provision of a Restricted Stock Deferral Agreement to the contrary, in the event of an adjustment pursuant to Section 4.8, distributions from a Participant’s RSU Account shall be made in such forms or forms as the Deferred Compensation Committee determines in its sole discretion to be necessary to appropriately reflect such adjustment.”

III.	The following shall be added to the end of Section 13.2 of the Plan:

“Notwithstanding the foregoing, in the event of the consummation of a merger of the Company with Seacor Holdings Inc. or a subsidiary thereof on or before December 31, 2005, the Plan shall not be terminated pursuant to this Section 13.2 before the expiration of a period of ten (10) years following the effective date of such merger.”

IV.	As amended hereby, the Plan is specifically ratified and reaffirmed.